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                                                                   Exhibit 23.02



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ArvinMeritor, Inc. of our report dated January
28, 2000 relating to the financial statements and financial statement schedule, which appears in Arvin Industries, Inc.'s Annual Report on Form 10-K for the year ended January 2, 2000. We also consent to the reference to us under the heading "Experts" in the joint proxy statement-prospectus, which is part of this Registration Statement.


/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana
May 4, 2000